Exhibit 99.1

    Vignette Reports Fourth Consecutive Quarter of Record Non-GAAP
                            Profitability;
      Company Delivers 37% Year-Over-Year License Revenue Growth

    AUSTIN, Texas--(BUSINESS WIRE)--Oct. 20, 2005--Vignette Corporation (Nasdaq:VIGN) today announced financial results for the fiscal third quarter of 2005, a timeframe over which the company saw year-over-year and quarter-over-quarter total revenue growth and delivered its fourth consecutive quarter of record non-GAAP profitability. For the quarter ended September 30, 2005, Vignette recorded total revenue of $47.17 million, an increase of approximately 11% from the third quarter of 2004, with license revenue representing $16.82 million of total revenue, an increase of approximately 37% from the same quarter in 2004. On a GAAP basis, Vignette's net income was $1.32 million, or $0.04 per share. On a non-GAAP basis, Vignette's net income was $3.23 million, or $0.11 per share. Vignette increased its cash and short-term investment in the quarter to $194 million. The company has no outstanding debt.
    A reconciliation of net income calculated in accordance with generally accepted accounting principles (GAAP) and non-GAAP net income is provided in the tables immediately following the condensed consolidated balance sheets and a further description of non-GAAP adjustments can be found under the caption "Non-GAAP Financial Information" below.
    "Our third quarter results mark the fourth straight quarter of record non-GAAP profitability. This quarter also marks the third consecutive quarter of positive cash flow. At the conclusion of 2004, we guided to profitability on an ongoing basis. We continue to deliver on that commitment," said Thomas E. Hogan, president and chief executive officer at Vignette. "Our focus going forward is on two related objectives. First, to assist our clients with the management and delivery of information -- a concept we describe as Return on Information. These returns are delivered through improved revenues, reduced costs, enhanced governance and compliance, and elevated levels of service and satisfaction. The second objective is growth and market leadership. Execution on the first objective will fuel our success with growth and leadership. We look forward to a strong finish to our first full year of profitability and to a stronger 2006."

    Product Distribution Momentum

    During the quarter, Vignette signed an out-bound OEM deal with RWD Technologies for the Vignette Collaboration product. RWD, a professional services organization, will include the Vignette product in its external deployments for customers. In addition to the OEM agreement, RWD licensed Vignette Collaboration for internal use with its software management processes.
    Vignette added two new Value Added Resellers (VARs) via its master reseller agreement with Access Distribution. Laurus Technologies and Sharpe Consulting LLC, join Infused Solutions, ITS, LCN Technology and SIS Technologies as organizations that can resell Vignette's portal and collaboration products. In addition to the added footprint of resellers, during the quarter five VARs completed Vignette's authorization program and are now fully enabled. The company anticipates signing up more VARs to resell Vignette products in the near future.

    Debut of Additional Solution Units

    In the third quarter, Vignette announced the creation of two additional solution units designed to help organizations address common business problems. The first group announced was Vignette(R) Enterprise Compliance, which helps organizations comply with government mandates such as the Sarbanes-Oxley Act (SOX) and Basel II. To more specifically solve Sarbanes-Oxley concerns for organizations, Vignette announced a partnership with Certus Software in August to bring to market a Sarbanes-Oxley compliance application with a records management backbone. The result is an integrated solution that enables critical compliance information to be correctly managed over its lifecycle.
    The second business unit announced was Vignette(R) Enterprise Learning. This product set and team enables organizations to better align training and business initiatives across the enterprise while empowering employees to take ownership of their education. Learners can search for content, identify prerequisite skills, informally assemble learning modules, schedule relevant training, review course history and assess their professional development within the context of their online work environments. Further, line-of-business executives can now directly correlate investments in employees, such as sales force enablement, with corporate financial objectives through dashboards.

    Industry Recognition

    Forrester Research ranked Vignette as a strong performer in its Forrester Wave(TM): Enterprise Content Management Suites, Q3 2005, report. In the research, Forrester writes that, "Vignette's ECM suite revolves around its comprehensive, high-end Web content management and document imaging functionality, complemented by extended functionality in content integration, team collaboration, and a portal product." It goes on to note that, "Vignette is a good fit for organizations with high-performance WCM, high-volume production imaging, and integrated document and records management requirements."
    In August respected industry publication KMWorld named Vignette(R) V7 as a "Trend-Setting Product of 2005." This marks the second consecutive year that Vignette V7 has been recognized by the magazine for its innovation and advancement in Enterprise Content Management technology.

    Customers

    Vignette recognized orders from new and existing customers during the quarter including AllianceTech, The Bessemer Group Inc., Bridgestone Europe, Commercial Alcohols Inc., Fiserv Inc., FlowServe Corporation, HealthSouth Corporation, McGraw-Hill Companies Inc., McKesson Corporation, OneBeacon Insurance, QVC Inc., Robert Half International, Sensage Inc., St. John Health, the State of Connecticut, Travel Impressions, the State of Michigan, Unilever France and the University of Texas Southwest Medical Center of Dallas.

    4Q 2005 Financial Outlook

    Vignette currently anticipates fourth quarter 2005 revenue to be between $47.5 million and $51.5 million. Fourth quarter 2005 GAAP net income is currently expected to be between $0.02 and $0.08 per share. On a non-GAAP basis, excluding the charges detailed below in the "Non-GAAP Financial Information" section, the company expects fourth quarter 2005 net income to be between $0.12 and $0.18 per share. For a discussion of factors that could cause actual results to differ materially from these targets, see "Forward-Looking Statements" below.

    Non-GAAP Financial Information

    Non-GAAP results exclude purchased in-process research and development, acquisition-related and other charges, amortization of deferred stock compensation and certain intangible assets, and other one-time charges and gains. One-time charges and gains generally include business restructuring-related, investment and fixed asset impairment charges and gains. A reconciliation of non-GAAP results to generally accepted accounting principles ("GAAP") is provided in the tables immediately following the consolidated balance sheet below. Vignette believes non-GAAP financial information provides a more accurate representation of the company's financial performance and uses non-GAAP information internally to evaluate and manage the company's operations. The presentation of this additional information is not a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

    Conference Call Details

    Vignette will host a conference call and live webcast regarding its third quarter 2005 financial results at 8:00 a.m. EDT this morning. To access the webcast, visit the Investor Relations section of Vignette's website.

    Dial-in number: 703-639-1315

    Call title: Vignette Financial Results

    The conference call and webcast will be archived and available for replay from Thursday, October 20, 2005, at 11:30 a.m. EDT to
Wednesday, October 26, 2005, at 12:59 a.m. EDT. The replay information is as follows:

    Toll-free number: 800-475-6701

    International number: 320-365-3844

    Access code: 798818

    About Vignette Corporation

    Vignette's software and expertise help organizations harness the power of information and the Web for measurable improvements in business efficiency. As the efficiency experts, Vignette (Nasdaq:VIGN) helps organizations increase productivity, reduce costs, improve user experiences and manage risk. Vignette's intranet, extranet and Internet solutions incorporate portal, integration, enterprise content management and collaboration capabilities that can rapidly deliver unique advantages through an open, scalable and adaptable architecture that integrates with legacy systems. Vignette is headquartered in Austin, Texas, with local operations worldwide. Visit http://www.vignette.com/ to see how Vignette customers achieve measurable improvements in business efficiency and to find out why more companies prefer Vignette.

    Forward-Looking Statements

    This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company's expected performance for the fourth quarter 2005, the company's strategy going forward including the debut of Vignette Enterprise Compliance and Vignette Enterprise Learning. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company's ability to attract and retain existing and/or new customers; the company's ability to issue new products or releases of solutions that meet customers' needs or achieve acceptance by the company's customers; changes to current accounting policies which may have a significant, adverse impact upon the company's financial results; the introduction of new products by competitors or the entry of new competitors on the company's products; the company's ability to preserve its key strategic relationships; the company's ability to hire and retain key employees; and economic and political conditions in the U.S. and abroad. All of these factors may result in significant fluctuations in the company's quarterly operating results and/or its ability to sustain or increase its profitability. More about potential factors that could affect the company's business and financial results is included in Vignette's Form 10-K for the year ended December 31, 2004, which is on file with the SEC and available at the SEC's website at www.sec.gov. Vignette is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

    Vignette, the V Logo, e:fficiency, and e:fficiency experts are trademarks or registered trademarks of Vignette Corporation in the United States and other countries.

    NOTE TO EDITORS: In the terms "e:fficiency" and "e:fficiency experts," the "f's" are italicized. The font was changed for transmission purposes only.


                         VIGNETTE CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                             September 30 December 31,
                                                 2005         2004
                                             ------------ ------------
                    ASSETS                   (unaudited)

Current Assets:
 Cash, cash equivalents and short-term
  investments                                   $193,732     $164,363
 Accounts receivable, net                         29,510       41,569
 Prepaid expenses & other current assets           9,623        5,424
                                             ------------ ------------

 Total current assets                            232,865      211,356

 Property and equipment, net                       8,209        9,764

 Investments -- other                              8,482       12,400
 Intangible assets, net                          157,809      169,818
 Other assets                                      2,140        2,118
                                             ------------ ------------
 Total assets                                   $409,505     $405,456
                                             ============ ============

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Accounts payable & accrued expenses             $35,852      $42,155
 Deferred revenue                                 32,715       33,444
 Current portion of capital lease
  obligations                                          0            0
 Other current liabilities                         6,770        9,351
                                             ------------ ------------

 Total current liabilities                        75,337       84,950

 Deferred revenue -- less current portion          2,505        3,356
 Long-term liabilities -- less current
  portion                                          4,684       10,332
                                             ------------ ------------

 Total liabilities                                82,526       98,638
                                             ------------ ------------

 Stockholders' equity                            326,979      306,818
                                             ------------ ------------

   Total liabilities and stockholders'
    equity                                      $409,505     $405,456
                                             ============ ============


                         VIGNETTE CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)


                            Three Months Ended     Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                              2005       2004       2005      2004
                           ---------- ---------- ---------- ----------
                                (Unaudited)           (Unaudited)

Revenue:
  Product license            $16,822    $12,313    $50,262    $43,843
  Services                    30,354     30,301     89,549     85,263
                           ---------- ---------- ---------- ----------

Total revenue                 47,176     42,614    139,811    129,106

Cost of revenue:
  Product license                706        939      2,383      3,685
  Amortization of acquired
   technology                  1,240      2,804      5,013      7,578
  Services                    14,396     13,618     40,928     38,322
                           ---------- ---------- ---------- ----------

Total cost of revenue         16,342     17,361     48,324     49,585
                           ---------- ---------- ---------- ----------

Gross profit                  30,834     25,253     91,487     79,521

Operating expenses:
  Research and development     7,944     10,860     25,158     31,309
  Sales and marketing         17,178     18,553     49,650     57,036
  General and
   administrative              4,648      4,453     14,476     13,714
  Purchased in-process
   research and development,
   acquisition-related and
   other charges                   0        270        270      7,167
  Business restructuring
   (benefit) charges            (778)        39     (2,889)     8,699
  Amortization of deferred
   stock compensation            252         15        567        381
  Amortization of
   intangible assets           1,279      1,379      3,837      3,574
                           ---------- ---------- ---------- ----------

Total operating expenses      30,523     35,569     91,069    121,880
                           ---------- ---------- ---------- ----------

Income (loss) from
 operations                      311    (10,316)       418    (42,359)

Other income
 (expense), net                1,551        686     18,910      2,321
                           ---------- ---------- ---------- ----------

Income (loss) before
 income taxes                  1,862     (9,630)    19,328    (40,038)

Provision for income taxes       542        391      1,829        886
                           ---------- ---------- ---------- ----------

Net income (loss)             $1,320   $(10,021)   $17,499   $(40,924)
                           ========== ========== ========== ==========

Basic net income (loss)
 per share                     $0.05     $(0.35)     $0.60     $(1.45)
                           ========== ========== ========== ==========

Diluted net income (loss)
 per share                     $0.04     $(0.35)     $0.59     $(1.45)
                           ========== ========== ========== ==========

Shares used in computing
 net income (loss)
 per share:

  Basic                       29,283     28,878     29,102     28,211
  Diluted                     29,852     28,878     29,692     28,211


                         VIGNETTE CORPORATION
          CONSOLIDATED STATEMENTS OF OPERATIONS -- NON-GAAP
                (in thousands, except per share data)


                            Three Months Ended     Nine Months Ended
                              September 30,          September 30,
                           --------------------- ---------------------
                              2005       2004       2005       2004
                           ---------- ---------- ---------- ----------
                                 (Unaudited)         (Unaudited)
Revenue:
  Product license             $16,822    $12,313    $50,262   $43,843
  Services                     30,354     30,301     89,549    85,263
                              --------   --------   -------- ---------

Total revenue                  47,176     42,614    139,811   129,106

Cost of revenue:
  Product license                 706        939      2,383     3,685
  Services                     14,396     13,618     40,928    38,322
                              --------   --------   -------- ---------

Total cost of revenue          15,102     14,557     43,311    42,007
                              --------   --------   -------- ---------

Non-GAAP gross profit(a)       32,074     28,057     96,500    87,099

Operating expenses:
  Research and development      7,944     10,860     25,158    31,309
  Sales and marketing          17,178     18,553     49,650    57,036
  General and
   administrative               4,648      4,453     14,476    13,714
                              --------   --------   -------- ---------

Total operating expenses       29,770     33,866     89,284   102,059
                              --------   --------   -------- ---------

Non-GAAP income (loss)
 from operations(a)(b)          2,304     (5,809)     7,216   (14,960)

Other income, net(c)            1,470        686      3,619     2,321
                              --------   --------   -------- ---------

Non-GAAP income (loss)
 before income
 taxes(a)(b)(c)                 3,774     (5,123)    10,835   (12,639)

Provision for income taxes        542        391      1,829       886
                              --------   --------   -------- ---------

Non-GAAP net income
 (loss)(a)(b)(c)               $3,232    $(5,514)    $9,006  $(13,525)
                              ========   ========   ======== =========

Non-GAAP basic net income
 (loss) per share(a)(b)(c)      $0.11     $(0.19)     $0.31    $(0.48)
                              ========   ========   ======== =========

Non-GAAP diluted net income
 per share(a)(b)(c)             $0.11     $(0.19)     $0.30    $(0.48)
                              ========   ========   ======== =========

Shares used in computing
 non-GAAP net income (loss)
 per share:

  Basic                        29,283     28,878     29,102    28,211
  Diluted                      29,852     28,878     29,692    28,211

Supplemental Data (a)(b)(c):

(a) For the three months ended Sept. 30, 2005 and 2004, excludes amortization of technology acquired in the Tower Technology Inc., Epicentric Inc. and Intraspect Software Inc. business combinations ($1.2M and $2.8M, respectively). For the nine months ended Sept. 30, 2005 and 2004, excludes amortization of technology acquired in the Tower Technology Inc., Epicentric Inc. and Intraspect Software Inc. business combinations ($5.0M and $7.6M, respectively).

(b) For the three months ended Sept. 30, 2005 and 2004, excludes: (1) purchased in-process research and development, acquisition-related and other charges ($0.0M and $0.3M, respectively) (2) business restructuring (credit) charges (($0.8M) and $0.0M, respectively;
    (3) amortization of deferred stock compensation ($0.3M and $0.0M, respectively); and (4) amortization of intangible assets ($1.3M and $1.4M, respectively). For the nine months ended June 30, 2005 and 2004, excludes: (1) purchased in-process research and development, acquisition-related and other charges ($0.3M and $7.1M, respectively); (2) business restructuring (credit) charges (($2.9M) and $8.7M, respectively); (3) amortization of deferred stock compensation ($0.6M and $0.4M, respectively); and (4) amortization of intangible assets ($3.8M and $3.6M, respectively).

(c) For the three months ended Sept. 30, 2005, excludes realized gains on certain equity investments totaling $81,000. For the nine months ended September 30, 2005 excludes realized gains on certain equity investments totaling $15.3M.

NOTE: To supplement our consolidated financial statements presented in GAAP, Vignette uses non-GAAP measures of gross profit, operating loss, loss before income taxes, net loss and net loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user's overall understanding of our financial performance.


    CONTACT: Vignette Corporation, Austin
             Investor Contact:
             Charles Sansbury, 512-741-4400
             csansbury@vignette.com
             or
             Media Contact:
             Jim Hahn, 512-741-4871
             jim.hahn@vignette.com